UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   December 30, 2020

TEXAS ROADHOUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50972	20-1083890
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6040 Dutchmans Lane, Louisville, KY	40205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (502) 426-9984

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TXRH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)        On December 30, 2020, we entered into new employment agreements with Kent Taylor, our Chairman and Chief Executive Officer; Doug Thompson, our Chief Operating Officer; Tonya Robinson, our Chief Financial Officer; and Chris Jacobsen, our Chief Marketing Officer.  Each agreement will become effective on January 8, 2021 with an initial three-year term which automatically renews for successive one-year terms thereafter unless either party elects not to renew by providing written notice to the other party at least 60 days before expiration. The new employment agreements supersede and replace the prior employment agreements with Messrs. Taylor, Thompson and Jacobsen and Ms. Robinson.

Base Salary.   Each officer’s employment agreement establishes an annual base salary as shown in the table below. During the term of the employment agreement, base salary increases are at the discretion of the Compensation Committee.

2021 ($)
Kent Taylor	525,000
Doug Thompson	450,000
Tonya Robinson	325,000
Chris Jacobsen	325,000

Incentive Bonus.   Each officer’s employment agreement also provides an annual short-term cash incentive opportunity with a target bonus as set forth in the table below, with increases in the target bonus amount at the discretion of the Compensation Committee. During the term of the employment agreement, the performance criteria and terms of bonus awards are at the discretion of the Compensation Committee. The targets are currently based upon earnings per share growth and pre-tax profits. Depending on the level of achievement of the goals, the bonus may be reduced to a minimum of $0 or increased to a maximum of two times the base target amount under the current incentive compensation policy of the Compensation Committee of the Board.

	2021 Base Bonus ($)	2021 Minimum Bonus ($)	2021 Maximum Bonus ($)
Kent Taylor	525,000	0	1,050,000
Doug Thompson	480,000	0	960,000
Tonya Robinson	200,000	0	400,000
Chris Jacobsen	200,000	0	400,000

Stock Awards.   Each employment agreement provides that the Compensation Committee of the Board may grant certain stock awards to the executive officers during the term of the agreement. The amount, performance criteria and terms of equity awards are at the discretion of the Compensation Committee of the Board. In connection with the same, on December 30, 2020, the Compensation Committee authorized the grant of serviced-based restricted stock units to those certain executive officers as set forth in the table below.  These service-based restricted stock units will be granted on January 8, 2021 and will vest on January 8, 2022, provided the officer is still employed as of the vesting date.  The number of service-based restricted stock units to be granted for each officer’s 2021 fiscal year service are shown in the table below.

Restricted Stock Units
Kent Taylor	10,000
Doug Thompson	10,000
Tonya Robinson	10,000
Chris Jacobsen	7,000

Additionally, on December 30, 2020, the Compensation Committee authorized the grant of performance-based restricted stock units to those certain executive officers as set forth in the table below. These-performance based restricted stock units will be granted on January 8, 2021 and will vest on January 8, 2022, subject to the achievement of defined goals established by the Compensation Committee of the Board.  The performance targets are currently based upon earnings per share growth and pre-tax profits. Depending on the level of achievement of the goals, the number of restricted stock units may be reduced to zero or increased to a maximum of two times the target number of restricted stock units shown below.  The target number of performance-based restricted stock units to be granted for each officer’s 2021 fiscal year service are shown in the table below.

	Target # of Restricted Stock Units	Minimum # of Restricted Stock Units	Maximum # of Restricted Stock Units
Kent Taylor	50,000	0	100,000
Doug Thompson	20,000	0	40,000
Tonya Robinson	2,000	0	4,000
Chris Jacobsen	5,000	0	10,000

Separation and Change in Control Arrangements.  The employment agreements generally provide that if an officer’s employment is terminated during the term of the employment agreement for a Qualifying Reason, the Company will pay the officer three months of base salary (except for Mr. Taylor, who will receive a crisp $100 bill), unless the termination occurs within 12 months following a Change in Control (as defined in the employment agreement), in which case each officer’s current base salary remaining for the then existing term of their respective employment agreement will be paid. In addition, if the officer’s termination occurs for a Qualifying Reason within 12 months following a Change in Control, the officer shall be paid any incentive bonus earned but not yet paid for any fiscal year ended before the date of termination, plus an incentive bonus for the year in which the date of termination occurs, equal to the officer’s target bonus for that year, prorated based on the number of days in the fiscal year elapsed before the date of termination. The employment agreements provide for the reduction of Change in Control payments to the maximum amount that could be paid to the officers without giving rise to the excise tax imposed by Section 4999 of the Internal Revenue Code. For purposes of the employment agreements, termination for a Qualifying Reason is generally defined to be attributable to one of the following: (i) the result of the officer having submitted to the Company the officer’s resignation in accordance with a request by the Board or the chief executive officer, provided that such request is not based on the Company’s finding that Cause (as defined in the agreement) for termination exists, (ii) a termination by the officer for Good Reason within 12 months of a Change in Control, or (iii) a termination by the Company for any reason other than Cause or as a result of death or disability which entitles the officer to benefits under the Company’s long-term disability plan. The severance payments are generally contingent upon the officer’s execution of a full release of claims against the Company and continued compliance with the non-competition, non-solicitation, confidentially and other restrictive covenants. If the officer’s employment is terminated for any reason other than a Qualifying Reason (such as the officer’s death, disability or for Cause), then the Company will pay to the officer only the base salary accrued for the last period of actual employment and any accrued paid time off in accordance with policies of the Company in effect from time to time.

Non-competition and other Restrictions. Each officer has agreed not to compete with us during the term of his or her employment and for a period of two years following the termination of his or her employment agreement. The employment agreements also contain certain confidentiality, non-solicitation, and non-disparagement provisions. The employment agreements contain a “clawback” provision that any compensation paid or payable to the employment agreement or any other agreement or arrangement with the Company shall be subject to recovery or reduction in future payments in lieu of recovery pursuant to any Company clawback policy in effect from time to time, whether adopted before or after the date of the employment agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXAS ROADHOUSE, INC.

Date: December 31, 2020	By:	/s/ Tonya Robinson
Tonya Robinson
Chief Financial Officer

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